UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): January 6, 2005

NAVIGANT INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-24387	52-2080967
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

84 INVERNESS CIRCLE EAST ENGLEWOOD, COLORADO	80112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number: (303) 706-0800

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

NAVIGANT INTERNATIONAL, INC.

FORM 8-K

Item 8.01. Other Events.

In connection with a periodic review of the Company’s filings by the Securities and Exchange Commission (the “SEC”), the Company and the SEC have discussed the Company’s allocation to goodwill of customer-related intangibles obtained through the acquisition of other businesses. The Company, following consideration of the SEC’s comments, has determined that it will seek independent valuations of these customer-related intangibles as of their dates of acquisition. These valuations will include several previous acquisitions, including the Company’s acquisition of Scheduled Airlines Traffic Offices, Inc. (Sato Travel) in June of 2001. Upon review of such valuations, the Company may re-allocate some portion of these customer-related intangibles from goodwill to specific, definite-lived, identifiable assets. This reallocation may affect the Company’s depreciation and amortization expenses, and thus may result in non-cash charges that would reduce the Company’s stated net income and earnings per share for the affected periods. As a result of these charges, the Company may revise its 2001, 2002, 2003, and 2004 financial statements. As of the date of this 8-K, the Company cannot state with certainty if such revisions will be required, or the specific amounts of such revisions if they were to occur.

On November 7, 2003, the Company issued contingent 4.875% Convertible Subordinated Debentures due in 2023 (the “Debentures”). If any one of the contingencies to conversion were met, the Debentures could be converted into an aggregate of 4,349,405 shares of the Company’s common stock. Under accounting guidance in effect when the Debentures were issued, the Company was not required to include the contingent shares in its calculation of diluted earnings per share.

This accounting guidance has recently changed. At its meeting in September 2004, the Emerging Issues Task Force reached a consensus on Issue 04-8, The Effect of Contingently Convertible Instruments on Diluted Earnings per Share. This consensus was then ratified by the Financial Accounting Standards Board on October 13, 2004. EITF Issue No. 04-8 requires contingently convertible securities be included in the calculation of diluted earnings per share, regardless of whether the contingencies have been met, and also requires retroactive restatement of diluted earning per share for periods ending after December 15, 2004.

Thus, under the consensus reflected in EITF Issue No. 04-8, the 4,349,405 contingent shares of the Company’s common stock related to the Debentures will now be included in the Company’s calculation of its fully diluted shares outstanding. The Company previously disclosed the potential for such accounting for the contingent shares in its Form 10-Q for the periods ended March 28, 2004, June 27, 2004 and September 26, 2004. The addition of the contingent shares in the diluted share calculation represents an increase of approximately 27% over the number of shares the Company used when calculating its diluted earnings per share for the most recently reported period, which ended September 26, 2004. If EITF Issue No. 04-8 had been effective as of September 26, 2004, the Company’s diluted earnings per share for the three and nine month periods ending September 26, 2004 would have been decreased by $0.04 and $0.17, respectively, to $0.26 per diluted share and $0.98 per diluted share, respectively. Additionally, the Company’s guidance issued on October 26, 2004 of $0.16 to $0.18 per diluted share for the fourth quarter 2004 must be adjusted for the inclusion of the contingent shares to $0.13 to $0.15 per diluted share.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 6, 2005

NAVIGANT INTERNATIONAL, INC.
a Delaware corporation

By:	/s/ Robert C. Griffith
Name:	Robert C. Griffith
Title:	Chief Operating Officer, Chief
Financial Officer and Treasurer
(Principal Financial and
Accounting Officer)